NCIC
                                OPERATOR SERVICES


     This Operator Service Subscriber Agreement (the "Agreement") is made this 22nd day of June, 2000 by and between NCIC Operator Services, (NCIC), a Texas corporation, having its principal place of business at 606 East Magrill, Longview, Texas 75601, and SUBSCRIBER _____________________________________,
having its principal place of business at (address and phone/fax number, federal tax I.D. number); PRIORITY INTERNATIONAL COMMUNICATIONS, INC., P.O. Box 79628, Austin, TX 78755, Tax ID 74 2758092.

TERMS

     Subject to the terms and conditions set forth in this Agreement, and unless otherwise terminated pursuant to this Agreement, NCIC shall provide to SUBSCRIBER access to the system (nearest NCIC switch center) for the purpose of allowing SUBSCRIBER'S customers (herein so called) to place operator assisted calls ("Traffic") from telephones, services and properties aggregated by SUBSCRIBER.

          1.     Billing  procedures.  Customers shall have the option to submit
Operator Service (OSP) Traffic to NCIC using any of the following billing procedures:

               Approved telephone company calling cards with which NCIC has a billing and collection agreement; Major credit cards (AmEx, MC, Visa, Discover, etc as allowed under current agreements); Collect; and third party billing.

          2. The term of this Agreement shall commence on the date set forth and shall continue in full force and effect for a period of 12 months (the "Original Term") unless otherwise terminated pursuant to this Agreement.

          3. NCIC shall pay SUBSCRIBER for Operator Service traffic as outlined in Attachment 1 with the following items taken into consideration:

               (a) Monthly statements shall be mailed to SUBSCRIBER by NCIC on or before the 30th day of each month for the calls billed pursuant to Attachment 1 for the calendar month preceding the month in which the statement shall be furnished or as otherwise agreed upon.


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               (b)     NCIC  will reserve an allowance for bad debt.  The amount
is  presently  0%  at  the  signing  of  this  contract.

               (c) NCIC reserves the right to reduce rates if required by the appropriate regulatory body of a particular state or federal territory.

               (d) In the event SUBSCRIBER'S customer shall terminate it's relationship with SUBSCRIBER, SUBSCRIBER shall receive expected commissions for traffic carried under SUBSCRIBER'S agreement, whether commissions are payable directly to customer or SUBSCRIBER.

               (e) As allowed by regulatory bodies, NCIC will charge a $.40 non-commissionable surcharge to pay dial around compensation as required by FCC CC Docket No. 96-128.

          5.     Confidentiality.

               (a) All knowledge and information acquired, directly or indirectly, by SUBSCRIBER during the Original Term of this Agreement or any renewal hereof, concerning the business affairs and operations of NCIC, including but not limited to all access and authorization codes, is deemed confidential and proprietary to NCIC, will be held in trust and confidence by SUBSCRIBER, its successors and assigns, and SUBSCRIBER shall have an absolute duty to maintain in confidence such knowledge or information and prevent disclosures to others. To these ends, SUBSCRIBER agrees to take all reasonable steps necessary to insure that this knowledge and information are not made available by SUBSCRIBER or by any of its agents, servants or employees. SUBSCRIBER further agrees to take reasonable steps necessary to insure that all of its agents, servants and employees who have access to such knowledge and information shall observe and perform the provisions of this Section. SUBSCRIBER agrees that any violation or threatened violation of any provision of this section shall cause immediate and irreparable injury to NCIC and, in such event, an injunction restraining SUBSCRIBER from such violation may be entered against it, in addition to any other relief available to NCIC.

               (b) All knowledge and information acquired, directly or indirectly, by NCIC during the Original Term of this Agreement, or any renewal hereof, concerning the business affairs and operations of SUBSCRIBER, including but not limited to all access and authorization codes, is deemed confidential and proprietary to SUBSCRIBER, will be held in trust and confidence by NCIC, its successors and assigns, and NCIC shall have an absolute duty to maintain in confidence such knowledge or information and prevent disclosure to others. To these ends, NCIC agrees to take all reasonable steps necessary to insure that this knowledge and information are not made available by NCIC or by any of its agent, servants or employees who have access to such

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knowledge  and  information  shall  observe  and  perform the provisions of this section shall cause immediate and irreparable harm to SUBSCRIBER and, in such event, an injunction restraining NCIC from such violation may be entered against it, in addition to any other relief available to SUBSCRIBER.

          6.     Indemnification  and  Release.

               (a) NCIC shall not be liable or responsible, and shall be saved and held harmless by SUBSCRIBER from an against any and all expenses (including reasonable attorney's fees) claims and damages of every kind whatsoever, including, but not limited to, damages for injury to or death of any person or persons and for damage to or loss of any property; arising out of or attributed, directly or indirectly, to the operations or performance of SUBSCRIBER under this Agreement.

               (b) NIC shall not be liable or responsible for, and SUBSCRIBER releases and holds NCIC harmless from liability for consequential damages alleged to result from or allegedly caused by the failure of NCIC's system or operations.

          7.     Termination.

               This agreement may be terminated for cause by either party upon the giving of third (30) days written notice to the other party; provided, however, that the other party given written notice shall have an opportunity to cure the cause for termination within thirty (30) days after receipt of the written notice of termination.

          8.     Miscellaneous.

               (a) In the event that the performance by NCIC of any of its obligations or undertakings hereunder shall be interrupted or delayed by any occurrence and not occasioned by the conduct of NCIC, whether such occurrence by an act of God or the common enemy or the result of war, riot, civil communities, sovereign conduct, or the act or conduct of any person or persons set party or privy herein, then NCIC shall be excused from such performance for such a period of time as is reasonably necessary after such occurrence to remedy the effects thereof.

               (b) The obligations and undertakings of each of the parties to this Agreement shall be performable in Gregg County, Texas and it is therefore agreed that any cause of action, suit or arbitration based upon this Agreement must be brought in Gregg County, Texas.

               (c) SUBSCRIBER warrants that the undersigned has the full authority to execute this Agreement and bind SUBSCRIBER to the terms and provisions hereof.


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               (d)     It  is expressly understood and agreed that SUBSCRIBER is
not an agent, employer, nor legal representative of NCIC and, unless specifically authorized in writing to do so may not incur any obligations on behalf of or in the same of NCIC.


NCIC                                   SUBSCRIBER  NAME


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Date     6/22/00
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                                  ATTACHMENT 1


Domestic  Commission:

     Based on an assumption of 80% automated traffic, commissions will be 76% of gross revenues.

     Payments will be made weekly. 70% of gross revenues will be paid within 6 business days of closing week and remaining 6% will be paid 45 days after closing week.

     Bad  debt  0%  of  commissions  due  and  surcharge  due.


NCIC                                   SUBSCRIBER  NAME


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